UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

Jingbo Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56570	47-3240707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou , Zhejiang, China	310000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 57187197085

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

On October 30, 2024, Jingbo Technology, Inc. (the “Company”) filed with the Nevada Secreatry of State a Certificate of Amendment of the Aritciles of Incorporation (the “Certificate of Amendment”). The Certificate of Amendment increased the number of authorized shares of common stock, $0.001 par value per share (the “Common Stock”), from 50,000,000 shares to 50,000,000,000 shares (the “Authorized Capital Change”). The Authorized Capital Change took effect on October 17, 2024.

The board of directors of the Company approved the Authorized Capital Change on September 3, 2024, and the holders of a majority of the Company’s outstanding common stock approved the Authorized Capital Change on the same date.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Aritciles of Incorporation dated October 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Jingbo Technology, Inc.

Date: October 31, 2024	By:	/s/ Guowei Zhang
Guowei Zhang, Chief Executive Officer